UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2020
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)
1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM. 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Approval of the Sleep Number Corporation 2020 Equity Incentive Plan

On May 13, 2020, our shareholders approved the Sleep Number Corporation 2020 Equity Incentive Plan (the “2020 Plan”). The purpose of the 2020 Plan is to advance the interests of the Sleep Number Corporation (“the Company”) and its shareholders by enabling the Company and its subsidiaries to (i) attract, retain, and motivate our management team for achievement of Company results and creation of shareholder value, (ii) provide stock-based incentive compensation opportunities that are linked to the growth and profitability of the Company and increases in shareholder value, and (iii) provide opportunities for equity ownership that align the interests of key team members and members of the Board of Directors (the “Board”) with those of our shareholders.

The 2020 Plan replaces the Sleep Number Corporation Amended and Restated 2010 Omnibus Incentive Plan (“Prior Plan”). As of May 13, 2020, no new awards will be granted under the Prior Plan and any shares of our common stock available for issuance under the Prior Plan that are not subject to outstanding awards will no longer be available for issuance under the Prior Plan. The terms of the Prior Plan, as applicable, will continue to govern the outstanding awards granted under the Prior Plan, until exercised, expired, paid or otherwise terminated or canceled.
The 2020 Plan permits the Management Development and Compensation Committee of our Board, or a subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2020 Plan is 3,240,000, less one share for every share subject to an award granted under the Prior Plan between December 28, 2019 and May 13, 2020 (the date of shareholder approval of the 2020 Plan), together with certain permitted addbacks to the share reserve. This summary of the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein. A more detailed description of the 2020 Plan can also be found in our proxy statement for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on March 31, 2020.

Retirement of Michael Peel

On March 11, 2020, the Company previously announced that Michael Peel will retire from the Board when his current term expires at the Annual Meeting, after serving more than 17 years as a director. Mr. Peel has since agreed to serve in a non-voting advisory role to the Board through the end of the Company’s 2020 fiscal year, as Director Emeritus. In this capacity, Mr. Peel will receive compensation consistent with that of non-employee directors.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The Company held its Annual Meeting on May 13, 2020. At the Annual Meeting, 25,622,551 shares of common stock (constituting 93.64% of the outstanding shares), were represented in person or by proxy. The final results of the shareholder votes regarding each proposal are set forth in the following tables:
Proposal 1. Election of Directors

Julie M. Howard, Kathleen L. Nedorostek and Jean-Michel Valette, were each elected by shareholders for three-year terms expiring at the 2023 Annual Meeting, or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Julie M. Howard	23,487,573	194,905	1,940,073
Kathleen L. Nedorostek	20,636,584	3,045,894	1,940,073
Jean-Michel Valette	23,179,078	503,400	1,940,073

Proposal 2. Approve the Sleep Number Corporation 2020 Equity Incentive Plan

At the Meeting, the vote to approve the Sleep Number Corporation 2020 Equity Incentive Plan was as follows:

For	Against	Abstain	Broker Non-Votes
18,356,543	5,285,594	40,341	1,940,073

Proposal 3. Advisory Vote on Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as outlined in the Company’s proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
20,365,040	3,223,297	94,141	1,940,073

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year ending January 2, 2021 was approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
25,399,953	182,214	40,384	---

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Sleep Number Corporation 2020 Equity Incentive Plan (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: May 13, 2020	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Senior Vice President, Chief Legal and Risk Officer